As filed with the Securities and Exchange Commission on June 26, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NTELOS Holdings Corp.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	36-4573125
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1154 Shenandoah Village Drive

Waynesboro, Virginia 22980

(540) 946-3500

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Brian J. O’Neil

Senior Vice President, General Counsel and Secretary

NTELOS Holdings Corp.

1154 Shenandoah Village Drive

Waynesboro, Virginia 22980

(540) 946-3500

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

David M. Carter

David I. Meyers

Troutman Sanders LLP

Troutman Sanders Building

1001 Haxall Point

Richmond, VA 23219

(804) 697-1200

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, please check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount to be Registered	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Primary Offering
Common Stock, par value $0.01 per share
Preferred Stock
Warrants(1)
Units(2)
Senior Debt Securities
Subordinated Debt Securities
Primary Offering Total	$300,000,000(3)	(3)(4)	$300,000,000(3)(4)	$34,380(4)
Secondary Offering
Common Stock, par value $0.01 per share	5,680,837	$19.39(5)	$110,151,430	$12,624
Total			$410,151,430	$25,614(6)

(1)	The warrants covered by this registration statement may be common stock warrants or preferred stock warrants.
(2)	Each unit will be issued under a unit agreement or indenture and will represent an interest in two or more securities registered hereby, including shares of common stock or preferred stock, debt securities or warrants, which may or may not be separable from one another.
(3)	Not specified as to each class of securities to be registered pursuant to General Instruction II.D of Form S-3. Securities registered hereunder may be sold separately, together or in units with other securities registered hereby. Subject to Rule 462(b) under the Securities Act of 1933, in no event will the aggregate initial offering price of the securities issued in the primary offering under this Registration Statement exceed $300,000,000 or if any securities are issued in any foreign currencies, composite currencies or currency units, the U.S. dollar equivalent of $300,000,000. Such amount represents the principal amount of any debt securities (or issue price, in the case of debt securities issued at an original issue discount), and the issue price of any common stock, preferred stock, warrants or any units. This Registration Statement includes such presently indeterminate number of securities registered hereunder as may be issuable from time to time upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities as may be offered pursuant to the prospectus filed with this Registration Statement. No separate consideration will be received for any securities registered hereunder that are issued upon conversion of, or in exchange for, or upon exercise of, as the case may be, convertible or exchangeable securities.
(4)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) of the Securities Act of 1933 and exclusive of accrued interest and distributions, if any.
(5)	Calculated based on the average of the high and low sale prices reported on the Nasdaq Global Market on June 21, 2012 in accordance with Rule 457(c) of the Securities Act of 1933, solely for the purpose of calculating the registration fee.
(6)	Pursuant to Rule 457(p), the amount of the registration fee of $47,004 is offset by $21,390, which is the amount of the filing fee paid in connection with unsold securities with an aggregate offering price of $300,000,000 registered pursuant to the Registrant’s Registration Statement No. 333-170364 on Form S-3 filed with the Securities and Exchange Commission on November 4, 2010.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We and the selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 26, 2012

PRELIMINARY PROSPECTUS

NTELOS Holdings Corp.

$300,000,000

Common Stock, Preferred Stock, Debt Securities, Warrants and Units

5,680,837 Shares of Common Stock

Offered by Selling Stockholders

We may offer, from time to time, our common stock, preferred stock, senior debt securities, subordinated debt securities, warrants or units, which we collectively refer to as the “securities.” The aggregate initial offering price of the securities that we may issue under this prospectus will not exceed $300,000,000. In addition, the selling stockholders may offer and sell, from time to time, up to an aggregate of 5,680,837 shares of common stock under this prospectus. We will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholders.

We and the selling stockholders may offer and sell any combination of the securities described in this prospectus in different series at times, in amounts, at prices and on terms to be determined at or prior to the time of each offering. We will describe in one or more prospectus supplements the securities we and the selling stockholders are offering and selling, as well as the specific terms of the securities. We and the selling stockholders may offer and sell the securities through agents, underwriters or dealers designated by us or the selling stockholders. We and the selling stockholders also may offer and sell securities directly to investors. If we or the selling stockholders use agents, underwriters or dealers to offer and sell the securities, we will name them and describe their compensation in a prospectus supplement.

You should read this prospectus and any prospectus supplement carefully before you invest in any of our securities. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement. This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered will be described in supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement.

Our common stock is listed on the NASDAQ Global Select Market under the symbol “NTLS.” On June 25, 2012 the last reported sale price for our common stock on the NASDAQ Global Select Market was $19.31 per share.

Investing in our securities involves risks. Before making a decision to purchase our securities, you should carefully consider risk factors that will be described in any applicable prospectus supplement and certain of our filings with the Securities and Exchange Commission, as explained under the heading “Risk Factors” on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June     , 2012.

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or the Commission, utilizing a “shelf” registration process. Under this shelf registration process, we may sell the securities described in this prospectus in one or more offerings up to a total dollar amount of $300,000,000. In addition, the selling stockholders described in this prospectus may offer and sell in one or more offerings, up to an aggregate of 5,680,837 shares of common stock. This prospectus provides you with a general description of the securities we may offer. Each time we or the selling stockholders sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

We and the selling stockholders have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any applicable supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any applicable prospectus supplement. This prospectus and any applicable supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any applicable supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and any applicable prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information incorporated therein by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any applicable prospectus supplement is delivered or securities are sold on a later date.

Unless the context otherwise requires or as otherwise expressly stated, references in this prospectus to “NTELOS,” “we,” “us,” “our,” and similar terms refer to NTELOS Holdings Corp. and its consolidated subsidiaries.

NTELOS HOLDINGS CORP.

We are a leading regional provider of digital wireless communications services to consumers and businesses primarily in Virginia and West Virginia, as well as parts of Maryland, North Carolina, Pennsylvania, Ohio and Kentucky. Our primary services are wireless voice and data digital personal communications services (“PCS”). We conduct our wireless digital PCS business through NTELOS-branded retail operations and through a wholesale business which primarily relates to an exclusive contract with Sprint Spectrum L.P., an indirect wholly-owned subsidiary of Sprint Nextel Corporation.

On October 31, 2011, we spun off 100% of our wireline business consisting of our previously reportable competitive wireline and rural local exchange carrier segments (as reported in our consolidated financial statements in prior periods). The spin-off was accomplished through a tax-free distribution to our stockholders. We distributed one share of Lumos Networks Corp. (“Lumos Networks”) common stock for every share of our stock outstanding following a 1-for-2 reverse stock split that was effected following the close of business on October 31, 2011. We did not retain any shares of Lumos Networks common stock. Lumos Networks is now an independent public company traded on NASDAQ (symbol: LMOS).

We conduct all of our business through our wholly-owned subsidiary NTELOS Inc. and its subsidiaries. Our principal executive offices are located at 1154 Shenandoah Village Drive, Waynesboro, Virginia 22980. The telephone number at that address is (540) 946-3500.

RISK FACTORS

You should carefully consider the specific risks set forth under the section entitled “Risk Factors” in the applicable prospectus supplement and the risks described in our Annual Report on Form 10-K for the year ended December 31, 2011, which is incorporated by reference in this prospectus, before making an investment decision. You should also consider similar information contained in any Annual Report on Form 10-K, Quarterly Report on Form 10-Q or other document filed by us with the SEC after the date of this prospectus before deciding to invest in our securities. The occurrence of any such risks might cause you to lose all or part of your investment in the offered securities. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations and financial condition. If applicable, we will include in any prospectus supplement a description of those significant factors that could make the offering described herein speculative or risky. For more information see “Where You Can Find More Information.”

FORWARD-LOOKING STATEMENTS

Any statements contained in this prospectus and the documents incorporated by reference into this prospectus that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. The words “anticipates,” “believes,” “expects,” “intends,” “plans,” “estimates,” “targets,” “projects,” “should,” “may,” “will” and similar words and expressions are intended to identify forward-looking statements. These forward-looking statements are contained throughout this prospectus and the documents incorporated by reference into this prospectus, for example in “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Such forward-looking statements reflect, among other things, our current expectations, plans and strategies, and anticipated financial results, all of which are subject to known and unknown risks, uncertainties and factors that may cause our actual results to differ materially from those expressed or implied by these forward-looking statements. Many of these risks are beyond our ability to control or predict. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained throughout this prospectus and the documents incorporated by reference into this prospectus. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. These risks and other factors are the “Risk Factors” in the documents incorporated by reference into this prospectus. Furthermore, forward-looking statements speak only as of the date they are made. We do not undertake any obligation to update or review any forward-looking information, whether as a result of new information, future events or otherwise.

SELECTED FINANCIAL DATA

The following table sets forth our historical selected financial information. Effective January 1, 2012, we adopted the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Update (“ASU”) No. 2011-05, Comprehensive Income (Topic 220): Presentation of Comprehensive Income, as amended by ASU 2011-12, Comprehensive Income (Topic 220): Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income in Accounting Standards Update No. 2011-05. These updates revise the manner in which entities present comprehensive income in their financial statements. The following selected financial information revises historical information to illustrate the new presentation required by this pronouncement for the periods presented.

STATEMENTS OF COMPREHENSIVE INCOME

(Unaudited, in thousands)

	Year Ended December 31,
	2011	2010	2009
Net (Loss) Income Attributable to NTELOS Holdings Corp.	$(23,715)	$44,808	$63,285
Other Comprehensive Income:
Amortization of unrealized loss from defined benefit plans, net of $254 of tax ($190 in 2010 and $507 in 2009)	399	299	781
Unrecognized (loss) gain, net from defined benefit plans, net of $7,764 of tax ($1,715 in 2010 and $3,589 in 2009)	(12,198)	(2,693)	5,653

Comprehensive (Loss) Income Attributable to NTELOS Holdings Corp.	(35,514)	42,414	69,719

Comprehensive Income Attributable to Noncontrolling Interests	1,769	1,417	851

Comprehensive (Loss) Income	$(33,745)	$43,831	$70,570

RATIO OF EARNINGS TO FIXED CHARGES

The following table presents our ratio of earnings to fixed charges for the periods indicated:

	Three months ended March 31, 2011 (3)	Three months ended March 31, 2012	Years ended December 31,
			2007	2008	2009	2010	2011
Ratio of Earnings to Fixed Charges (1)(2)	2.00	2.65	2.09	2.76	3.57	2.43	2.48

(1)

Fixed charges. The term “fixed charges” means the sum of the following: (a) interest expensed and capitalized, (b) amortized premiums, discounts and capitalized expenses related to indebtedness, (c) an estimate of the interest within rental expense, and (d) preference security dividend requirements of consolidated subsidiaries.

Earnings. The term “earnings” is the amount resulting from adding and subtracting the following items. Add the following: (a) pre-tax income from continuing operations before adjustment for income or loss from equity investees; (b) fixed charges; (c) amortization of capitalized interest; (d) distributed income of equity investees; and (e) our share of pre-tax losses of equity investees for which charges arising from guarantees are included in fixed charges. From the total of the added items, subtract the following: (a) interest capitalized; (b) preference security dividend requirements of consolidated subsidiaries; and (c) the noncontrolling interest in pre-tax income of subsidiaries that have not incurred fixed charges. Equity investees are investments that we account for using the equity method of accounting.

(2)

The ratio of earnings to combined fixed charges and preferred stock dividends is the same as the ratio of earnings to fixed charges for the periods presented because no shares of preferred stock were outstanding during these periods.

(3)

The pro forma ratio of earnings to fixed charges for the three months ended March 31, 2011 is calculated to exclude results from discontinued operations associated with our wireline business that was spun off on October 31, 2011.

USE OF PROCEEDS

Unless we otherwise specify in any applicable prospectus supplement, we expect to use the net proceeds from our sale of securities for general corporate purposes, which may include repayment of indebtedness, funding future acquisitions, strategic investments, stock repurchases, capital expenditures and working capital. Pending such use, we may temporarily invest net proceeds in short-term, interest bearing, investment-grade securities. We do not have any present plans, and are not engaged in any negotiations, for the use of any such proceeds, or the issuance of common stock, in any future acquisition. We will disclose any proposal to use the net proceeds from any offering of securities in connection with an acquisition in the prospectus supplement relating to such offering.

The selling stockholders will receive all of the net proceeds from the sale of their shares of our common stock pursuant to this prospectus and any applicable prospectus supplement.

SELLING STOCKHOLDERS

We are party to an Amended and Restated Shareholders Agreement, dated as of February 13, 2006, among us, Quadrangle Capital Partners LP, Quadrangle Select Partners LP, Quadrangle Capital Partners-A, LP, Quadrangle NTELOS Holdings II LP (together with Quadrangle Capital Partners LP, Quadrangle Select Partners LP and Quadrangle Capital Partners-A LP, the “Quadrangle Entities”) and the management shareholders named therein, or the Shareholders Agreement. Pursuant to our Shareholders Agreement, we have agreed to register shares of our common stock received by the Quadrangle Entities. The Quadrangle Entities have now requested that we register all of their shares under the Securities Act of 1933, as amended (the “Securities Act”). Upon this request from the Quadrangle Entities, we were obligated to prepare and file a registration statement covering the shares held by them. This prospectus is filed to comply with these registration obligations. See “Certain Relationships and Transactions.”

Stock Ownership of Selling Stockholders

The following table sets forth information known to us with respect to the beneficial ownership of our common stock as of June 21, 2012 by the selling stockholders and their affiliates.

We have determined the number and percentage of shares beneficially owned in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and this information does not necessarily indicate beneficial ownership for any other purpose. In determining the number of shares beneficially owned by the selling stockholders and the percentage ownership of the selling stockholders, we included any shares as to which the selling stockholders has sole or shared voting power or investment power. Under the rules of the SEC more than one person may be deemed a beneficial owner of the same securities. Percentage of shares beneficially owned is based on 21,228,941 shares of common stock outstanding.

Selling Stockholder	Common Stock Beneficially Owned Prior to this Offering	Number of Shares of Common Stock to be Sold Under the Offering(1)	Shares of Common Stock Beneficially Owned After the Offering(1)
			Number	Percent
Quadrangle Capital Partners LP.(2) 1065 Avenue of the Americas New York, NY 10018	5,680,837	5,680,837	0	0

Certain Relationships and Transactions

Our board of directors currently consists of eight members. Pursuant to the terms of our Shareholders Agreement, the Quadrangle Entities currently have the right to nominate three directors. One of the three directors designated by the Quadrangle Entities currently must be “independent” as defined by the rules of The NASDAQ Stock Market. Pursuant to the Shareholders Agreement, the Quadrangle Entities may designate only two directors, who do not need to be “independent,” if their ownership falls below 20% of the voting power of our common stock, one director, who does not need to be

[1]	Assumes all shares held by the selling stockholders included in this prospectus are offered and sold in a future offering.
[2]	Includes 2,011,848 shares of common stock owned by Quadrangle Capital Partners LP, 109,928 shares of common stock owned by Quadrangle Select Partners LP, 767,163 shares of common stock owned by Quadrangle Capital Partners-A LP and 2,791,898 shares of common stock owned by Quadrangle NTELOS Holdings II LP. Quadrangle NTELOS Holdings II LP has pledged its interest in 2,791,898 shares of common stock to secure repayment of a loan made to it by the Bank of Montreal. Quadrangle GP Investors LLC, Quadrangle GP Investors LP, Quadrangle Capital Partners LP, Quadrangle Select Partners LP, Quadrangle Capital Partners-A LP, QCP GP Investors II LLC, Quadrangle GP Investors II LP, Quadrangle (AIV2) Capital Partners II LP, Quadrangle (AIV2) Select Partners II LP, Quadrangle Capital Partners II-A LP, Quadrangle NTELOS GP LLC and Quadrangle NTELOS Holdings II LP may be deemed to beneficially own the shares of the Quadrangle Entities. Quadrangle GP Investors LLC is the general partner of Quadrangle GP Investors LP, which is the general partner of each of Quadrangle Capital Partners LP, Quadrangle Select Partners LP, Quadrangle Capital Partners-A LP. QCP GP Investors II LLC is the general partner of Quadrangle GP Investors II LP, which is the general partner of each of Quadrangle (AIV2) Capital Partners II LP, Quadrangle (AIV2) Select Partners II LP and Quadrangle Capital Partners II-A LP (collectively, the “QCP II Funds”). The QCP II Funds are managing members of Quadrangle NTELOS GP LLC, which is the general partner of Quadrangle NTELOS Holdings II LP. Quadrangle Holdings LLC is the managing member of QCP GP Investors II LLC.

“independent,” if their ownership falls below 10% and no directors if their ownership falls below 5%. The Shareholders Agreement also provides that one director will be our Chief Executive Officer for so long as he or she is employed by us. In accordance with the Shareholders Agreement, the Quadrangle Entities and the other management shareholders party thereto each are required to vote for such nominees and take all other necessary action to ensure that these nominees are elected to the Board of Directors.

In accordance with the Shareholders Agreement, we may not take certain significant actions, such as a merger or sale of assets in excess of $3 million, incurrences of indebtedness, amendments of organizational documents and certain other matters, subject to certain specified exceptions, without the approval of a majority of the members of the board of directors. The required quorum for any meeting of the board of directors must include at least one director designated by, and affiliated with, the Quadrangle Entities, for as long as the Quadrangle Entities are entitled to designate one or more members of the board of directors in accordance with the terms of the Shareholders Agreement.

The Shareholders Agreement covers other matters of corporate governance, restrictions on transfer of our securities, registration rights and information rights.

PLAN OF DISTRIBUTION

We and the selling stockholders may offer and sell securities, as applicable:

•	through agents or underwriters;

•

through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	directly to one or more purchasers (through a specific bidding or auction process or otherwise); or

•	through a combination of any of these methods of sale.

The distribution of our securities may be effected from time to time in one or more transactions either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices relating to the prevailing market prices; or

•	at negotiated prices.

Each time we or the selling stockholders offer and sell securities, a prospectus supplement will be provided that will describe the terms of the offering of the securities, including:

•	the name or names of agents, dealers or underwriters, if any;

•	the purchase price of the securities being offered and the proceeds we or the selling stockholders will receive from the sale;

•	any options under which underwriters may purchase additional securities from us or the selling stockholders;

•	any agency fees or underwriting discounts and commissions and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any market on which the securities may be listed.

Offers to purchase our securities may be solicited by agents designated by us or the selling stockholders from time to time. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Any agent may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold.

We and the selling stockholders may transfer securities in ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer. The selling stockholders may also sell any shares of common stock that qualify for sale pursuant to Rule 144.

If we and the selling stockholders offer and sell our securities through an underwriter or underwriters, we and/or the selling stockholders will execute an underwriting agreement with the underwriter or underwriters. If underwriters are used in the sale of any of our securities in connection with this prospectus, those securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters and us and/or the selling stockholders at the time of sale. Our securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are used in the sale of our securities, unless otherwise indicated in a related prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to some conditions precedent and that with respect to a sale of our securities the underwriters will be obligated to purchase all such securities if any are purchased (other than those covered by any underwriter’s option to purchase additional shares).

If any underwriters are involved in the offer and sale of our securities, they will be permitted to engage in transactions that maintain or otherwise affect the price of such securities or other securities of ours. These transactions may include over-allotment transactions, purchases to cover short positions created by an underwriter in connection with the offering and the imposition of penalty bids. If an underwriter creates a short position in the securities in connection with the offering, i.e., if it sells more securities than set forth on the cover page of the applicable prospectus supplement, the underwriter may reduce that short position by purchasing securities in the open market. In general, purchases of securities to reduce a short position could cause the price of the securities to be higher than it might be in the absence of such purchases. As noted above, underwriters may also choose to impose penalty bids on other underwriters and/or selling group members. This means that if underwriters purchase securities on the open market to reduce their short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from those underwriters and/or selling group members who sold such securities as part of the offering.

The maximum commission or discount to be received by any member of the Financial Industry Regulatory Authority, Inc. or independent broker-dealer will not be greater than 8% of the aggregate offering price of the securities being registered.

If we or the selling stockholders offer and sell our securities through a dealer, we or the selling stockholders or an underwriter will sell our securities to the dealer, as principal. The dealer may then resell our securities to the public at varying prices to be determined by the dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of our securities so offered and sold.

We and the selling stockholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in a prospectus supplement.

Offered securities also may be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act, in connection with the securities remarketed.

We and the selling stockholders may solicit offers to purchase our securities directly and may sell our securities directly to institutional or other investors, who may be deemed to be an underwriter within the meaning of the Securities Act with respect to any resales of those securities. The terms of these sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

We and the selling stockholders may enter into agreements with agents, underwriters and dealers under which we and the selling stockholders may agree to indemnify the agents, underwriters and dealers against certain liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make with respect to these liabilities. The terms and conditions of this indemnification or contribution will be described in the applicable prospectus supplement.

Some of the agents, underwriters or dealers or their affiliates may be customers of, engage in transactions with or perform services for us, the selling stockholders or any of our or their affiliates in the ordinary course of business. We currently do not have an engagement letter with any underwriter or any other broker-dealer to perform services in connection with any proposed transaction or for other services.

We and the selling stockholders may authorize our respective agents or underwriters to solicit offers to purchase our securities at the public offering price under delayed delivery contracts. The terms of these delayed delivery contracts, including when payment for and delivery of our securities sold will be made under the contracts and any conditions to each party’s performance set forth in the contracts, will be described in the applicable prospectus supplement.

The selling stockholders initially acquired their shares of our common stock in private placement transactions completed prior to the date of this prospectus. We will pay for all costs, expenses and fees in connection with the registration of the securities. In addition, we have agreed to indemnify the selling stockholders against certain liabilities in connection with offerings of the shares of common stock. The selling stockholders will pay for all selling discounts and commissions, if any, on the shares of stock offered by them.

The selling stockholders may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act. Any profit they realize on the resale of our common stock may be deemed to be underwriting discounts and commissions under the Securities Act. Neither we nor any selling stockholder can presently estimate the amount of any such compensation.

From time to time, the selling stockholders may pledge or grant a security interest in some or all of our shares of common stock owned by them. If the selling stockholders default in the performance of their secured obligations, the pledgees or secured parties may offer and sell such common stock from time to time by this prospectus. The selling stockholders also may transfer and donate our common stock owned by them in other circumstances. The number of shares of our common stock beneficially owned by selling stockholders will decrease as and when the selling stockholders transfer or donate their shares of our common stock or default in performing obligations secured by their shares of our common stock. The plan of distribution for the securities offered and sold under this prospectus will otherwise remain unchanged, except that the transferees, donees, pledgees, other secured parties or other successors in interest will be the selling stockholders for purposes of this prospectus.

Any securities other than our common stock would be new issues of securities with no established trading market. It has not presently been established whether the underwriters, if any, of these securities will make a market in these securities. If a market in these securities is made by the underwriters, this market making may be discontinued at any time without notice. No assurance can be given as to the liquidity of the trading market for these securities.

Any underwriters who are qualified market makers on the NASDAQ Global Market may engage in passive market making transactions in the securities on the NASDAQ Global Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, and before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

DESCRIPTION OF CAPITAL STOCK

General Matters

Our authorized capital stock consists of (i) 55,000,000 shares of common stock, par value $0.01 per share, and (ii) 100,000 shares of preferred stock, par value $0.01 per share.

All of our existing stock is validly issued, fully paid and nonassessable. The discussion set forth below describes the most important terms of our capital stock, restated certificate of incorporation and by-laws. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description you should refer to our restated certificate of incorporation and by-laws, copies of which have been filed as exhibits to the registration statement of which the prospectus is a part, and to the applicable provisions of the Delaware General Corporation law.

Common Stock

Set forth below is a brief discussion of the principal terms of our common stock:

Dividend Rights

Holders of our common stock are entitled to receive ratably dividends, if, as and when dividends are declared from time to time by our board of directors out of funds legally available for that purpose, after any dividends required to be paid on outstanding preferred stock, if any. The terms of our credit facility impose restrictions on our ability to declare dividends on our capital stock.

Voting Rights

Each outstanding share of our common stock is entitled to one vote on all matters submitted to a vote of holders of our common stock. The holders of common stock do not have cumulative voting rights in the election of directors.

Preemptive or Similar Rights

Our common stock will not be entitled to preemptive or other similar subscription rights to purchase any of our securities.

Right to Receive Liquidation Distributions

Upon our liquidation, dissolution or winding up, the holders of our common stock will be entitled to receive pro rata our assets which are legally available for distribution, after payment of all debts and other liabilities and subject to the prior rights of any holders of preferred stock then outstanding.

NASDAQ Listing

Our common stock is traded on the NASDAQ Global Select Market under the symbol “NTLS.”

Shareholders Agreement

We are a party to a Shareholders Agreement with the Quadrangle Entities. For a description of the Shareholders Agreement, see “Selling Stockholders—Certain Relationships and Transactions.” This description is qualified by reference to the Shareholders Agreement which is filed as an exhibit to the registration statement of which this prospectus is a part and incorporated by reference herein.

Preferred Stock

Our board of directors may, without further action by our stockholders, from time to time, direct the issuance of shares of preferred stock in series and may, at the time of issuance, determine the rights, preferences and limitations of each series. Satisfaction of any dividend preferences of outstanding shares of preferred stock would reduce the amount of funds available for the payment of dividends on shares of common stock. Holders of shares of preferred stock may be entitled to receive a preference payment in the event of our liquidation, dissolution or winding-up before any payment is made to the holders of shares of common stock. Under specified circumstances, the issuance of shares of preferred stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management. Upon the affirmative vote of a majority of the total number of directors then in office, the board of directors, without stockholder approval, may issue shares of preferred stock with voting and conversion rights which could adversely affect the holders of shares of common stock. As of the date of this prospectus, there are no shares of preferred stock outstanding, and we have no present intention to issue any shares of preferred stock.

Anti-takeover Effects of our Certificate of Incorporation and By-laws

Our certificate of incorporation and by-laws contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and which may have the effect of delaying, deferring or preventing a future takeover or change in control of the company unless such takeover or change in control is approved by the board of directors, including:

Advance Notice Procedures

Our by-laws will establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to the board of directors. Stockholders at an annual meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given our Secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. Although the by-laws will not give the board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, the by-laws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or defer a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the company.

No Cumulative Voting

The General Corporation Law of the State of Delaware, or DGCL, provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless our certificate of incorporation provides otherwise. Our certificate of incorporation expressly provides that no stockholder shall be entitled to cumulate votes in the election of directors.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock and preferred stock will be available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of a majority of our common stock by means of a proxy contest, tender offer, merger or otherwise.

Transfer Agent and Registrar

Computershare Investor Services, LLC is the transfer agent and registrar for our common stock.

DESCRIPTION OF DEBT SECURITIES

This prospectus describes certain general terms and provisions of our debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the applicable prospectus supplement whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue senior or subordinated debt securities and when we refer to “debt securities” in this prospectus, we mean both the senior debt securities and the subordinated debt securities.

The Senior Debt Indenture and the Subordinated Debt Indenture

The senior debt securities and the subordinated debt securities are each governed by a document called an indenture—the senior debt indenture, in the case of the senior debt securities, and the subordinated debt indenture, in the case of the subordinated debt securities. Each indenture is a contract between us and the trustee under the indentures. The indentures are substantially identical, except for the provisions relating to subordination, which are included only in the subordinated debt indenture. At or prior to the time of offering of our debt securities, we will appoint a trustee under the applicable indenture. We will state who that trustee is in the applicable prospectus supplement.

The trustee under each indenture has two main roles:

•

First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, which we describe later under “—Default, Remedies and Waiver of Default.”

•	Second, the trustee performs administrative duties for us, such as sending interest payments and notices.

When we refer to the indenture or the trustee with respect to any debt securities, we mean the indenture under which those debt securities are issued and the trustee under that indenture.

We may issue as many distinct series of debt securities under either debt indenture as we wish. This section of the prospectus summarizes terms of the securities that apply generally to all series. The provisions of each indenture allow us not only to issue debt securities with terms different from those of debt securities previously issued under that indenture, but also to “reopen” a previous issue of a series of debt securities and issue additional debt securities of that series. We will describe most of the financial and other specific terms of a series, whether it be a series of senior debt securities or subordinated debt securities, in the applicable prospectus supplement. The terms may vary from the terms described here.

When we refer to a series of debt securities, we mean a series issued under the applicable indenture. When we refer to your prospectus supplement, we mean the prospectus supplement describing the specific terms of the debt security you purchase. The terms used in your prospectus supplement have the meanings described in this prospectus, unless otherwise specified.

Amounts We May Issue

Neither indenture limits the aggregate amount of debt securities that we may issue or the number of series or the aggregate amount of any particular series. We may issue debt securities and other securities in amounts that exceed the total amount specified on the cover of this prospectus up to the aggregate amount authorized by us for each series, at any time without your consent and without notifying you.

The indentures and the debt securities do not limit our ability to incur other indebtedness or to issue other securities, unless otherwise described in the prospectus supplement relating to any series of debt securities. Also, we are not subject to financial or similar restrictions by the terms of the debt securities, unless otherwise described in the prospectus supplement relating to any series of debt securities.

Principal Amount, Stated Maturity and Maturity

The principal amount of a debt security means the principal amount payable at its stated maturity, unless that amount is not determinable, in which case the principal amount of a debt security is its face amount. Any debt securities owned by us or any of our affiliates are not deemed to be outstanding for certain determinations under the indenture.

The term “stated maturity” with respect to any debt security means the day on which the principal amount of the debt security is scheduled to become due. The principal may become due sooner, by reason of redemption or acceleration after a default or otherwise in accordance with the terms of the debt security. The day on which the principal actually becomes due, whether at the stated maturity or earlier, is called the “maturity” of the principal. We also use the terms “stated maturity” and “maturity” to refer to the days when other payments become due. For example, we refer to a regular interest payment date when an installment of interest is scheduled to become due as the “stated maturity” of that installment. When we refer to the “stated maturity” or the “maturity” of a debt security without specifying a particular payment, we mean the stated maturity or maturity, as the case may be, of the principal.

Currency of Debt Securities

Amounts that become due and payable on a debt security in cash will be payable in a currency, currencies or currency units specified in the accompanying prospectus supplement. We refer to this currency, currencies or currency units as a “specified currency.” The specified currency for a debt security will be U.S. dollars, unless your prospectus supplement states otherwise. Some debt securities may have different specified currencies for principal and interest. You will have to pay for your debt securities by delivering the requisite amount of the specified currency for the principal to us or the underwriters, agents or dealers that we name in your prospectus supplement, unless other arrangements have been made between you and us or you and that firm. We will make payments on a debt security in the specified currency, except as described below in “—Payment Mechanics for Debt Securities.”

Form of Debt Securities

We will issue each debt security in global—i.e., book-entry—form only, unless we specify otherwise in the applicable prospectus supplement. Debt securities in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the debt securities represented by that global security. Those who own beneficial interests in a global debt security will do so through participants in the depositary’s securities clearance system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry securities below under “Legal Ownership and Book-Entry Issuance.”

In addition, we will issue each debt security in fully registered form, without coupons.

Information in the Prospectus Supplement

A prospectus supplement will describe the specific terms of a particular series of debt securities, which will include some or all of the following:

•	the title of the debt securities;

•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which we will pay the principal on the debt securities;

•

the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•	whether the debt securities rank as senior debt securities or subordinated debt securities, or any combination thereof;

•	the form and terms of any guarantee of any debt securities;

•

the ratio at which and the terms and conditions upon which, if any, the debt securities will be convertible into or exchangeable for our common stock or our other securities or securities of another person;

•	the place or places where principal of, premium, if any, and interest, if any, on the debt securities will be payable or the method of such payment, if by wire transfer, mail or other means;

•	the terms and conditions upon which we may redeem the debt securities;

•	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities;

•

the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•

whether the debt securities will be issued in bearer or fully registered form (and if in fully registered form, whether the debt securities will be issuable, in whole or in part, as global debt securities);

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•	the currency of denomination of the debt securities;

•	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

•

if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•

the manner in which the amounts of payment of principal of, premium or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any collateral security provided for the debt securities;

•

any addition to or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to, change in, or deletion from, the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any other terms of the debt securities, which may modify, supplement or delete any provision of the indenture as it applies to that series; and

•	the names and duties of any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities.

Redemption and Repayment

Unless otherwise indicated in the applicable prospectus supplement, a debt security will not be entitled to the benefit of any sinking fund—that is, we will not deposit money on a regular basis into any separate custodial account to repay the debt securities. In addition, we will not be entitled to redeem a debt security before its stated maturity unless the prospectus supplement specifies a redemption commencement date (which may be immediately after the date of issue). You will not be entitled to require us to buy a debt security from you before its stated maturity unless your prospectus supplement specifies one or more repayment dates.

If your applicable prospectus supplement specifies a redemption commencement date or a repayment date, it will also specify one or more redemption prices or repayment prices, which may be expressed as a percentage of the principal amount of the debt security. It may also specify one or more redemption periods during which the redemption prices relating to a redemption of debt securities during those periods will apply.

If we redeem less than all the debt securities of any series, we will, at least 45 days before the redemption date set by us or any shorter period that is satisfactory to the trustee, notify the trustee of the redemption date, of the principal amount of debt securities to be redeemed and if applicable, of the tenor of the debt securities to be redeemed. The trustee will select from the outstanding securities of the series the particular debt securities to be redeemed not more than 60 days before the redemption date. This procedure will not apply to any redemption of a single debt security.

If your prospectus supplement specifies a redemption commencement date, the debt security will be redeemable at our option at any time on or after that date or at a specified time or times. If we redeem the debt security, we will do so at the specified redemption price, together with interest accrued to the redemption date. If different prices are specified for different redemption periods, the price we pay will be the price that applies to the redemption period during which the debt security is redeemed.

If your prospectus supplement specifies a repayment date, the debt security will be repayable at the holder’s option on the specified repayment date at the specified repayment price, together with interest accrued to the repayment date.

If we exercise an option to redeem any debt security, we will give to the holder written notice of the principal amount of the debt security to be redeemed, not less than 30 days nor more than 60 days before the applicable redemption date. We will give the notice in the manner described below.

If a debt security represented by a global debt security is subject to repayment at the holder’s option, the depositary or its nominee, as the holder, will be the only person that can exercise the right to repayment. Any indirect owners who own beneficial interests in the global debt security and wish to exercise a repayment right must give proper and timely instructions to their banks or brokers through which they hold their interests, requesting that they notify the depositary to exercise the repayment right on their behalf. Different firms have different deadlines for accepting instructions from their customers, and you should take care to act promptly enough to ensure that your request is given effect by the depositary before the applicable deadline for exercise.

Street name and other indirect owners should contact their banks or brokers for information about how to exercise a repayment right in a timely manner.

We or our affiliates may purchase debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Debt securities that we or they purchase may, at our discretion, be held, resold or canceled.

Mergers and Similar Transactions

Other than as limited by the Shareholders Agreement, we are generally permitted to merge or consolidate with another entity or sell our assets substantially in their entirety to another entity. With regard to any series of debt securities, however, unless otherwise indicated in the applicable prospectus supplement, we may not take any of these actions unless all the following conditions are met:

•

if the successor entity in the transaction is not us, the successor entity must be a corporation, general or limited partnership, limited liability company or trust organized under the laws of the United States, any state in the United States or the District of Columbia and must expressly assume our obligations under the debt securities of that series and the indenture with respect to that series;

•

immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing under the indenture;

•

we or any successor entity, as the case may be, must take such steps as will be necessary to secure the debt securities of that series equally and ratably with or senior to all new indebtedness if, as a result of the transaction, our properties or assets would become subject to a mortgage, pledge, lien, security interest or other encumbrance which would not be permitted by the applicable indenture; and

•	we have delivered to the trustee an officers’ certificate and opinion of counsel, each stating that the transaction complies in all respects with the indenture.

If the conditions described above are satisfied with respect to the debt securities of any series, we will not need to obtain the approval of the holders of those debt securities in order to merge or consolidate or to sell our assets. Also, these conditions will apply only if we wish to merge or consolidate with another entity or sell our assets substantially as an entirety to another entity. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another entity, any transaction that involves a change of control of us but in which we do not merge or consolidate and any transaction in which we sell less than substantially all our assets.

Subordination Provisions

Holders of subordinated debt securities should recognize that contractual provisions in the subordinated debt indenture may prohibit us from making payments on those securities. Subordinated debt securities are subordinate and junior in right of payment, to the extent and in the manner stated in the subordinated debt indenture, to all of our senior debt, as defined in the subordinated debt indenture, as it may be supplemented from time to time, including all debt securities we have issued and will issue under the senior debt indenture.

The subordinated debt indenture defines “senior debt” as the principal of and premium, if any, and interest on all indebtedness of us, other than the subordinated debt securities, whether outstanding on the date of the indenture or thereafter created, incurred or assumed, which is (a) for money borrowed, (b) evidenced by a note or similar instrument given in connection with the acquisition of any businesses, properties or assets of any kind or (c) obligations of us as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles or leases of property or assets made as part of any sale and lease-back transaction to which we are a party. For the purpose of this definition, “interest” includes interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to us to the extent that the claim for post-petition interest is allowed in the proceeding. Also for the purpose of this definition, “indebtedness of us” includes indebtedness of others guaranteed by us and amendments, renewals, extensions, modifications and refundings of any indebtedness or obligation of the kinds described in the first sentence of this paragraph. However, “indebtedness of us” for the purpose of this definition does not include any indebtedness or obligation if the instrument creating or evidencing the indebtedness or obligation, or under which the indebtedness or obligation is outstanding, provides that the indebtedness or obligation is not superior in right of payment to the subordinated debt securities.

The subordinated debt indenture provides that, unless all principal of and any premium or interest on the senior debt has been paid in full, no payment or other distribution may be made in respect of any subordinated debt securities in the following circumstances:

•	in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceeding involving us or our assets;

•	in the event of any liquidation, dissolution or other winding up of us, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy;

•	in the event of any assignment for the benefit of creditors or any other marshalling of assets and liabilities of us;

•	if any subordinated debt securities of ours have been declared due and payable before their stated maturity; or

•

in the event and during the continuation of any default in the payment of principal, premium or interest on any senior debt beyond any applicable grace period or (b) if any event of default with respect to any senior debt of ours has occurred and is continuing permitting the holders of that senior debt of ours or a trustee to accelerate the maturity of that senior debt and the continuation of such event of default without a cure or waiver thereof for a period of 180 days unless the maturity of such senior debt has been accelerated by reason of such event of default, unless the event of default has been cured or waived or ceased to exist and any related acceleration has been rescinded.

If the trustee under the subordinated debt indenture or any holders of the subordinated debt securities receive any payment or distribution that they know is prohibited under the subordination provisions, then the trustee or the holders will have to repay that money to the holders of the senior debt.

Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities of any series, we will be in default on our obligations under that series if we do not make the payment when due. This means that the trustee under the subordinated debt indenture and the holders of that series can take action against us, but they will not receive any money until the claims of the holders of senior debt have been fully satisfied.

Covenants

The following covenants apply to NTELOS Holdings Corp. with respect to the debt securities of each series unless otherwise specified in the applicable prospectus supplement.

Existence

Except as described above under “Mergers and Similar Transactions,” we must do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights and franchises. However, we are not required to preserve any right or franchise if we determine that the preservation of the right or franchise is no longer necessary or desirable in the conduct of our business and/or that the loss of the right or franchise is not disadvantageous in any material respect to the holders of the debt securities.

Payment of Taxes

We are required to pay or discharge or cause to be paid or discharged all taxes, assessments and governmental charges levied or imposed upon us or any subsidiary or upon our income, profits or property or the income, profits or property of any subsidiary where the failure to pay such taxes, assessment and levies will have a material adverse effect on our ability to pay our obligations under the debt securities. We must pay these material taxes before they become delinquent. However, we are not required to pay or discharge or cause to be paid or discharged any such tax, assessment, or charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

Additional covenants described in the applicable prospectus supplement may apply to us with respect to a particular series of debt securities.

Defeasance and Covenant Defeasance

The provisions for full defeasance and covenant defeasance described below apply to each senior and subordinated debt security if so indicated in the applicable prospectus supplement.

Full Defeasance

If there is a change in U.S. federal tax law, as described below, we can legally release ourselves from all payment and other obligations on any debt securities. This is called full defeasance. For us to do so, each of the following must occur:

•

we must deposit in trust for the benefit of all holders of those debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on those debt securities on their various due dates;

•

no event of default under the indenture may have occurred and be continuing and (b) no event of default described in the fifth bullet point under “—Default, Remedies and Waiver of Default—Events of Default” may have occurred and be continuing at any time during the 90 days following the deposit in trust;

•

there must be a change in current U.S. federal tax law or an Internal Revenue Service ruling that lets us make the above deposit without causing the holders to be taxed on those debt securities any differently than if we did not make the deposit and just repaid those debt securities ourselves. Under current federal tax law, the deposit and our legal release from your debt security would be treated as though we took back your debt security and gave you your share of the cash and notes or bonds deposited in trust. In that event, you would recognize gain or loss on your debt security; and

•	we must deliver to the trustee a legal opinion of our counsel confirming the tax law change described above.

If we ever fully defeased your debt security, you would have to rely solely on the trust deposit for payments on your debt security. You would not be able to look to us for payment if there was any shortfall.

Covenant Defeasance

Under current U.S. federal tax law, we can make the same type of deposit described above and be released from the restrictive covenants relating to your debt security listed in the bullets below and any additional restrictive covenants that may be described in your prospectus supplement. This is called covenant defeasance. In that event, you would lose the protection of those restrictive covenants. In order to achieve covenant defeasance for any debt securities, we must take the same steps as are required for full defeasance.

If we accomplish covenant defeasance with regard to your debt security, the following provisions of the applicable indenture and your debt security would no longer apply:

•	the requirement to secure the debt securities equally and ratably with all new indebtedness in the event of a consolidation;

•	the covenants regarding existence and payment of taxes and other claims;

•	any additional covenants that your prospectus supplement states are applicable to your debt security; and

•	the events of default resulting from a breach of covenants, described below in the fourth, fifth and sixth bullet points under “—Default, Remedies and Waiver of Default—Events of Default.”

If we accomplish covenant defeasance on your debt security, we must still repay your debt security if there is any shortfall in the trust deposit. You should note, however, that if one of the remaining events of default occurred, such as our bankruptcy, and your debt security became immediately due and payable, there may be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Default, Remedies and Waiver of Default

You will have special rights if an event of default with respect to your series of debt securities occurs and is continuing, as described in this subsection.

Events of Default

•	Unless your prospectus supplement says otherwise, when we refer to an event of default with respect to any series of debt securities, we mean any of the following:

•	we do not pay interest on any debt security of that series within 30 days after the due date;

•	we do not pay the principal or any premium of any debt security of that series on the due date;

•	we do not deposit a sinking fund payment with regard to any debt security of that series on the due date, but only if the payment is required under the applicable prospectus supplement;

•

we remain in breach of any covenant we make in the indenture for the benefit of the relevant series for 90 days after we receive a written notice of default stating that we are in breach and requiring us to remedy the breach. The notice must be sent by the trustee or the holders of at least 10% in principal amount of the relevant series of debt securities;

•	we file for bankruptcy or other events of bankruptcy, insolvency or reorganization relating to us occur; or

•	if your prospectus supplement states that any additional event of default applies to the series, that event of default occurs.

Remedies If an Event of Default Occurs

If you are the holder of a subordinated debt security, all the remedies available upon the occurrence of an event of default under the subordinated debt indenture will be subject to the restrictions on the subordinated debt securities described above under “—Subordination Provisions.”

If an event of default has occurred with respect to any series of debt securities and has not been cured or waived, the trustee or the holders of not less than 25% in principal amount of outstanding debt securities of that series may declare the entire principal amount of the debt securities of that series to be due immediately. If the event of default occurs because of events in bankruptcy, insolvency or reorganization relating to us, the entire principal amount of the debt securities of that series will be automatically accelerated, without any action by the trustee or any holder.

Each of the situations described above is called an acceleration of the maturity of the affected series of debt securities. If the maturity of any series is accelerated, a judgment for payment has not yet been obtained, we pay or deposit with the trustee an amount sufficient to pay all amounts due on the securities of the series, and all events of default with respect to the series, other than the nonpayment of the accelerated principal, have been cured or waived, then the holders of a majority in principal amount of the outstanding debt securities of that series may cancel the acceleration for the entire series.

If an event of default occurs, the trustee will have special duties. In that situation, the trustee will be obligated to use those of its rights and powers under the relevant indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs.

Except as described in the prior paragraph, the trustee is not required to take any action under the relevant indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. This is called an indemnity. If the trustee is provided with an indemnity reasonably satisfactory to it, the holders of a majority in principal amount of all debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee with respect to that series. These majority holders may also direct the trustee in performing any other action under the applicable indenture with respect to the debt securities of that series.

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to any debt security, all of the following must occur:

•	the holder of your debt security must give the trustee written notice of a continuing event of default;

•

the holders of not less than 25% in principal amount of all debt securities of your series must make a written request that the trustee take action because of the default, and they or other holders must offer to the trustee indemnity reasonably satisfactory to the trustee against the cost and other liabilities of taking that action;

•	the trustee must not have taken action for 60 days after the above steps have been taken; and

•

during those 60 days, the holders of a majority in principal amount of the debt securities of your series must not have given the trustee directions that are inconsistent with the written request of the holders of not less than 25% in principal amount of the debt securities of your series.

You are entitled at any time, however, to bring a lawsuit for the payment of money due on your debt security on or after its due date.

Waiver of Default

The holders of not less than a majority in principal amount of the outstanding debt securities of a series may waive a default for all debt securities of that series. If this happens, the default will be treated as if it has not occurred. No one can waive a payment default on your debt security or a covenant or provision of the indenture that expressly provides that such covenant or provision cannot be modified or amended without the consent of the holder of each outstanding debt security of the series (as described in the section entitled “Changes to the Indenture, Requiring Each Holder’s Approval” below).

We Will Give the Trustee Information About Defaults Annually

We will furnish to each trustee every year a written statement of two of our officers certifying that to their knowledge we are in compliance with the applicable indenture and the debt securities issued under it, or else specifying any default under the indenture.

Book-entry and other indirect owners should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of the maturity.

Changes of the Indentures Requiring Each Holder’s Approval

There are certain changes that cannot be made without the approval of each holder of a debt security affected by the change under a particular indenture. Here is a list of those types of changes:

•	change the stated maturity for any principal or interest payment on a debt security;

•	reduce the principal amount or the interest rate or the premium payable upon the redemption of any debt security;

•	reduce the amount of principal of an original issue discount security or any other debt security payable upon acceleration of its maturity;

•	change the currency of any payment on a debt security;

•	change the place of payment on a debt security;

•	impair a holder’s right to sue for payment of any amount due on its debt security;

•	reduce the percentage in principal amount of the debt securities of any series, the approval of whose holders is needed to change the applicable indenture or those debt securities;

•	reduce the percentage in principal amount of the debt securities of any series, the consent of whose holders is needed to waive our compliance with the applicable indenture or to waive defaults; and

•

change the provisions of the applicable indenture dealing with modification and waiver in any other respect, except to increase any required percentage referred to above or to add to the provisions that cannot be changed or waived without approval of the holder of each affected debt security.

Modification of Subordination Provisions

We may not amend the subordinated debt indenture to alter the subordination of any outstanding subordinated debt securities without the written consent of each holder of senior debt then outstanding who would be adversely affected. In addition, we may not modify the subordination provisions of the subordinated debt indenture in a manner that would adversely affect the outstanding subordinated debt securities of any one or more series in any material respect, without the consent of the holders of a majority in aggregate principal amount of all affected series, voting together as one class.

Changes of the Indentures Not Requiring Approval

Another type of change does not require any approval by holders of the debt securities of an affected series. These changes are limited to clarifications and changes that would not adversely affect the debt securities of that series in any material respect. Nor do we need any approval to make changes that affect only debt securities to be issued under the applicable indenture after the changes take effect.

We may also make changes or obtain waivers that do not adversely affect a particular debt security, even if they affect other debt securities. In those cases, we do not need to obtain the approval of the holder of the unaffected debt security; we need only obtain any required approvals from the holders of the affected debt securities.

Changes of the Indentures Requiring Majority Approval

Any other change to a particular indenture and the debt securities issued under that indenture would require the following approval:

•	If the change affects only the debt securities of a particular series, it must be approved by the holders of a majority in principal amount of the debt securities of that series.

•

If the change affects the debt securities of more than one series of debt securities issued under the applicable indenture, it must be approved by the holders of a majority in principal amount of each series affected by the change.

In each case, the required approval must be given by written consent.

The same majority approval would be required for us to obtain a waiver of any of our covenants in either indenture. Our covenants include the promises we make about merging and similar transactions, which we describe above under “—Mergers and Similar Transactions.” If the requisite holders approve a waiver of a covenant, we will not have to comply with it. The holders, however, cannot approve a waiver of any provision in a particular debt security, or in the applicable indenture as it affects that debt security, that we cannot change without the approval of the holder of that debt security as described above in “—Changes of the Indentures Requiring Each Holder’s Approval,” unless that holder approves the waiver.

Book-entry and other indirect owners should consult their banks or brokers for information on how approval may be granted or denied if we seek to change an indenture or any debt securities or request a waiver.

Special Rules for Action by Holders

When holders take any action under either debt indenture, such as giving a notice of default, declaring an acceleration, approving any change or waiver or giving the trustee an instruction, we will apply the following rules.

Only Outstanding Debt Securities Are Eligible

Only holders of outstanding debt securities of the applicable series will be eligible to participate in any action by holders of debt securities of that series. Also, we will count only outstanding debt securities in determining whether the various percentage requirements for taking action have been met. For these purposes, a debt security will not be “outstanding”:

•	if it has been surrendered for cancellation or cancelled;

•	if we have deposited or set aside, in trust for its holder, money for its payment or redemption;

•	if we have fully defeased it as described above under “—Defeasance and Covenant Defeasance—Full Defeasance”;

•	if it has been exchanged for other debt securities of the same series due to mutilation, destruction, loss or theft; or

•	if we or one of our affiliates is the owner, unless the debt security is pledged under certain circumstances described in the indenture.

Eligible Principal Amount of Some Debt Securities

In some situations, we may follow special rules in calculating the principal amount of a debt security that is to be treated as outstanding for the purposes described above. This may happen, for example, if the principal amount is payable in a non-U.S. dollar currency, increases over time or is not to be fixed until maturity.

For any debt security of the kind described below, we will decide how much principal amount to attribute to the debt security as follows:

•

for an original issue discount debt security, we will use the principal amount that would be due and payable on the action date if the maturity of the debt security were accelerated to that date because of a default;

•

for a debt security whose principal amount is not determinable, we will use any amount that we indicate in the applicable prospectus supplement for that debt security. The principal amount of a debt security may not be determinable, for example, because it is based on an index that changes from time to time and the principal amount is not to be determined until a later date; or

•	for debt securities with a principal amount denominated in one or more non-U.S. dollar currencies or currency units, we will use the U.S. dollar equivalent, which we will determine.

Determining Record Dates for Action by Holders

We will generally be entitled to set any day as a record date for the purpose of determining the holders that are entitled to take action under either indenture. In certain limited circumstances, only the trustee will be entitled to set a record date for action by holders. If we or the trustee set a record date for an approval or other action to be taken by holders, that vote or action may be taken only by persons or entities who are holders on the record date and must be taken during the period that we specify for this purpose, or that the trustee specifies if it sets the record date. We or the trustee, as applicable, may shorten or lengthen this period from time to time. This period, however, may not extend beyond the 180th day after the record date for the action. In addition, record dates for any global debt security may be set in accordance with procedures established by the depositary from time to time. Accordingly, record dates for global debt securities may differ from those for other debt securities.

Form, Exchange and Transfer of Debt Securities

Unless we indicate otherwise in your prospectus supplement, the debt securities will be issued:

•	only in fully registered form; and

•	in denominations of $1,000 and integral multiples of $1,000.

Holders may exchange their debt securities for debt securities of the same series in any authorized denominations, as long as the total principal amount is not changed.

Holders may exchange or transfer their debt securities at the office of the trustee. They may also replace lost, stolen, destroyed or mutilated debt securities at that office. We have appointed the trustee to act as our agent for registering debt securities in the names of holders and transferring and replacing debt securities.

Holders will not be required to pay a service charge to transfer or exchange their debt securities, but they may be required to pay for any tax or other governmental charge associated with the registration, exchange or transfer. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may require an indemnity before replacing any debt securities.

If a debt security is issued as a global debt security, only the depositary—e.g., The Depository Trust Company, Euroclear and Clearstream—will be entitled to transfer and exchange the debt security as described in this subsection, since the depositary will be the sole holder of the debt security.

The rules for exchange described above apply to exchange of debt securities for other debt securities of the same series and kind. If a debt security is convertible into or exchangeable for our common stock or preferred stock, the rules governing that type of exchange will be described in the applicable prospectus supplement.

Payment Mechanics for Debt Securities

Who Receives Payment

If interest is due on a debt security on an interest payment date, we will pay the interest to the person in whose name the debt security is registered at the close of business on the regular record date relating to the interest payment date as described below under “—Payment and Record Dates for Interest.” If interest is due at maturity but on a day that is not an interest payment date, we will pay the interest to the person entitled to receive the principal of the debt security. If principal or another amount besides interest is due on a debt security at maturity, we will pay the amount to the holder of the debt security against surrender of the debt security at a proper place of payment or, in the case of a global debt security, in accordance with the applicable policies of the depositary, Euroclear and Clearstream, as applicable.

Payment and Record Dates for Interest

Unless we specify otherwise in the applicable prospectus supplement, interest on any fixed rate debt security will be payable semiannually each May 15 and November 15 and at maturity, and the regular record date relating to an interest payment date for any fixed rate debt security will be the May 1 or November 1 next preceding that interest payment date. The regular record date relating to an interest payment date for any floating rate debt security will be the 15th calendar day before that interest payment date. These record dates will apply regardless of whether a particular record date is a “business day,” as defined below. For the purpose of determining the holder at the close of business on a regular record date when business is not being conducted, the close of business will mean 5:00 P.M., New York City time, on that day. The term “business day” means, with respect to the debt securities of a series, a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in the place of payment for the debt securities of that series are authorized or obligated by law or executive order to close and that satisfies any other criteria specified in the applicable prospectus supplement.

How We Will Make Payments Due in U.S. Dollars

We will follow the practice described in this subsection when paying amounts due in U.S. dollars. Payments of amounts due in other currencies will be made as described in the next subsection.

Payments on Global Debt Securities. We will make payments on a global debt security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will make payments directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global debt security. An indirect owner’s right to receive those payments will be governed by the rules and practices of the depositary and its participants, as described below in the section entitled “Legal Ownership and Book-Entry Issuance—What Is a Global Security?”

Payments on Non-Global Debt Securities. We will make payments on a debt security in non-global, registered form as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee’s records as of the close of business on the regular record date. We will make all other payments by check to the paying agent described below, against surrender of the debt security. All payments by check will be made in next-day funds—i.e., funds that become available on the day after the check is cashed.

Alternatively, if a non-global debt security has a face amount of at least $1,000,000 and the holder asks us to do so, we will pay any amount that becomes due on the debt security by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request a wire payment, the holder must give the paying agent appropriate wire transfer instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person or entity who is the holder on the relevant regular record date. In the case of any other payment, payment will be made only after the debt security is surrendered to the paying agent. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive payments on their debt securities.

How We Will Make Payments Due in Other Currencies

We will follow the practice described in this subsection when paying amounts that are due in a specified currency other than U.S. dollars.

Payments on Global Debt Securities. We will make payments on a global debt security in accordance with the applicable policies as in effect from time to time of the depositary, which will be DTC, Euroclear or Clearstream. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities in global form. We understand that DTC’s policies, as currently in effect, are as set forth below.

Unless otherwise indicated in your prospectus supplement, if you are an indirect owner of global debt securities denominated in a specified currency other than U.S. dollars and if you have the right to elect to receive payments in that other currency and do so elect, you must notify the participant through which your interest in the global debt security is held of your election:

•	on or before the applicable regular record date, in the case of a payment of interest; or

•	on or before the 16th day before the stated maturity, or any redemption or repayment date, in the case of payment of principal or any premium.

Your participant must, in turn, notify DTC of your election on or before the third DTC business day after that regular record date, in the case of a payment of interest, and on or before the 12th DTC business day prior to the stated maturity, or on the redemption or repayment date if your debt security is redeemed or repaid earlier, in the case of a payment of principal or any premium.

DTC, in turn, will notify the paying agent of your election in accordance with DTC’s procedures.

If complete instructions are received by the participant and forwarded by the participant to DTC, and by DTC to the paying agent, on or before the dates noted above, the paying agent, in accordance with DTC’s instructions, will make the payments to you or your participant by wire transfer of immediately available funds to an account maintained by the payee with a bank located in the country issuing the specified currency or in another jurisdiction acceptable to us and the paying agent.

If the foregoing steps are not properly completed, we expect DTC to inform the paying agent that payment is to be made in U.S. dollars. In that case, we or our agent will convert the payment to U.S. dollars in the manner described below under “—Conversion to U.S. Dollars.” We expect that we or our agent will then make the payment in U.S. dollars to DTC, and that DTC in turn will pass it along to its participants.

Indirect owners of a global debt security denominated in a currency other than U.S. dollars should consult their banks or brokers for information on how to request payment in the specified currency.

Payments on Non-Global Debt Securities. Except as described in the last paragraph under this heading, we will make payments on debt securities in non-global form in the applicable specified currency. We will make these payments by wire transfer of immediately available funds to any account that is maintained in the applicable specified currency at a bank designated by the holder and which is acceptable to us and the trustee. To designate an account for wire payment, the holder must give the paying agent appropriate wire instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person or entity who is the holder on the regular record date. In the case of any other payment, the payment will be made only after the debt security is surrendered to the paying agent. Any instructions, once properly given, will remain in effect unless and until new instructions are properly given in the manner described above.

If a holder fails to give instructions as described above, we will notify the holder at the address in the trustee’s records and will make the payment within five business days after the holder provides appropriate instructions. Any late payment made in these circumstances will be treated under the applicable indenture as if made on the due date, and no interest will accrue on the late payment from the due date to the date paid.

Although a payment on a debt security in non-global form may be due in a specified currency other than U.S. dollars, we will make the payment in U.S. dollars if the holder asks us to do so. To request U.S. dollar payment, the holder must provide appropriate written notice to the trustee at least five business days before the next due date for which payment in U.S. dollars is requested. In the case of any interest payment due on an interest payment date, the request must be made by the person or entity who is the holder on the regular record date. Any request, once properly made, will remain in effect unless and until revoked by notice properly given in the manner described above.

Book-entry and other indirect owners of a debt security with a specified currency other than U.S. dollars should contact their banks or brokers for information about how to receive payments in the specified currency or in U.S. dollars.

Conversion to U.S. Dollars. When we are asked by a holder to make payments in U.S. dollars of an amount due in another currency, either on a global debt security or a non-global debt security as described above, the exchange rate agent described below will calculate the U.S. dollar amount the holder receives in the exchange rate agent’s discretion.

A holder that requests payment in U.S. dollars will bear all associated currency exchange costs, which will be deducted from the payment.

When the Specified Currency Is Not Available. If we are obligated to make any payment in a specified currency other than U.S. dollars, and the specified currency or any successor currency is not available to us due to circumstances beyond our control—such as the imposition of exchange controls or a disruption in the currency markets—we will be entitled to satisfy our obligation to make the payment in that specified currency by making the payment in U.S. dollars, on the basis of the exchange rate determined by the exchange rate agent described below, in its discretion.

The foregoing will apply to any debt security, whether in global or non-global form, and to any payment, including a payment at maturity. Any payment made under the circumstances and in a manner described above will not result in a default under any debt security or the applicable indenture.

Exchange Rate Agent. If we issue a debt security in a specified currency other than U.S. dollars, we will appoint a financial institution to act as the exchange rate agent and will name the institution initially appointed when the debt security is originally issued in the applicable prospectus supplement. We may change the exchange rate agent from time to time after the original issue date of the debt security without your consent and without notifying you of the change.

All determinations made by the exchange rate agent will be in its sole discretion unless we state in the applicable prospectus supplement that any determination requires our approval. In the absence of manifest error, those determinations will be conclusive for all purposes and binding on you and us, without any liability on the part of the exchange rate agent.

Payment When Offices Are Closed

If any payment is due on a debt security on a day that is not a business day, we will make the payment on the next day that is a business day. Payments postponed to the next business day in this situation will be treated under the applicable indenture as if they were made on the original due date. Postponement of this kind will not result in a default under any debt security or the applicable indenture, and no interest will accrue on the postponed amount from the original due date to the next day that is a business day. The term business day has a special meaning, which we describe above under “—Payment and Record Dates for Interest.”

Paying Agent

We may appoint one or more financial institutions to act as our paying agents, at whose designated offices debt securities in non-global entry form may be surrendered for payment at their maturity. We call each of those offices a paying agent. We may add, replace or terminate paying agents from time to time. We may also choose to act as our own paying agent. Initially, we have appointed the trustee, at its corporate trust office in New York City, as the paying agent. We must notify the trustee of changes in the paying agents.

Unclaimed Payments

Regardless of whom acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to a holder will be repaid to us. After that two-year period, the holder may look only to us for payment and not to the trustee, any other paying agent or anyone else.

Notices

Notices to be given to holders of a global debt security will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of debt securities not in global form will be sent by mail to the respective addresses of the holders as they appear in the trustee’s records. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive notices.

DESCRIPTION OF WARRANTS

The following description of the terms of the warrants sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. We may issue warrants for the purchase of common stock or preferred stock. Warrants may be issued independently or together with debt securities, preferred stock or common stock offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with an offering of our warrants.

Each issue of warrants will be the subject of a warrant agreement which will contain the terms of the warrants. We will distribute a prospectus supplement with regard to each issue of warrants. Each prospectus supplement will describe, as to the warrants to which it relates:

•	the title of such warrants;

•	the offering price for such warrants, if any;

•	the aggregate number of such warrants;

•	the securities which may be purchased by exercising the warrants (which may be common stock or preferred stock, or units consisting of both of those types of securities);

•	the exercise price of the warrants (which may be wholly or partly payable in cash or wholly or partly payable with other types of consideration)

•	the period during which the warrants may be exercised;

•	any provision adjusting the securities which may be purchased on exercise of the warrants and the exercise price of the warrants in order to prevent dilution or otherwise;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date from and after which such warrants and any securities issued therewith will be separately transferable;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

•	the place or places where warrants can be presented for exercise or for registration of transfer or exchange; and

•	any other material terms of the warrants.

Warrant certificates may be exchanged for new warrant certificates of different denominations, and warrants may be exercised at the warrant agent’s corporate trust office or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their warrants, holders of warrants exercisable for preferred stock or common stock will not have any rights of holders of the debt securities, preferred stock or common stock purchasable upon such exercise and will not be entitled to interest or dividend payments, if any, or consent or voting rights of the common stock or preferred stock purchasable upon such exercise.

Exercise of Warrants

A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised as set forth in the applicable prospectus supplement. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Enforceability of Rights; Governing Law

The holders of warrants, without the consent of the warrant agent, may, on their own behalf and for their own benefit, enforce, and may institute and maintain any suit, action or proceeding against us to enforce their rights to exercise and receive the securities purchasable upon exercise of their warrants. Unless otherwise stated in the applicable prospectus supplement, each issue of warrants and the applicable warrant agreement will be governed by the laws of the State of Delaware.

DESCRIPTION OF UNITS

We may issue units comprising one or more of the other securities described in this prospectus in any combination. Units may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities composing the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.

EXPERTS

The consolidated financial statements of NTELOS Holdings Corp. as of December 31, 2011 and 2010, and for each of the years in the three-year period ended December 31, 2011, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2011 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

LEGAL MATTERS

Troutman Sanders LLP will pass on the validity of the securities offered by this prospectus for us. Any underwriter(s) will be represented by their own legal counsel.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents filed by us at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available to the public through the SEC’s Internet website at http://www.sec.gov. We provide annual reports to our stockholders that include financial information reported on by our independent public accountants.

We have filed a registration statement on Form S-3 with the SEC. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. Whenever a reference is made in this prospectus to any of our contracts or other documents, please be aware that such reference is not necessarily complete and that you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s Internet website.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Commission allows us to “incorporate by reference” in this prospectus the information in other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the Commission will automatically update and supersede information contained in documents filed earlier with the Commission or contained in this prospectus or a prospectus supplement.

We specifically incorporate by reference into this prospectus the documents listed below which have previously been filed with the SEC:

•	our current report on Form 8-K filed with the SEC on November 4, 2011 containing unaudited pro forma condensed consolidating financial information;

•	our annual report on Form 10-K for the fiscal year ended December 31, 2011, filed with the SEC on February 29, 2012;

•	our quarterly report on Form 10-Q for the quarterly period ended March 31, 2012;

•	our current reports on Form 8-K filed with the SEC on March 6, 2012, April 4, 2012, April 30, 2012 and May 3, 2012; and

•

the description of the our common stock, $0.01 par value per share, contained in the Registration Statement on Form 8-A filed with the SEC on February 8, 2006, including any amendments or reports filed for the purpose of updating that description.

We incorporate by reference any future filings made with the Commission under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, between the date of this prospectus and the termination of the offering and also between the date of the initial registration statement and prior to effectiveness of the registration statement.

You may request a copy of these filings, at no cost, by writing to us at the following address or by calling us at (540) 946-3500 between the hours of 9:00 a.m. and 5:00 p.m., Eastern time: Investor Relations, NTELOS Holdings Corp., 1154 Shenandoah Village Drive, Waynesboro, Virginia 22980. These filings can also be obtained through the SEC as described above or, with respect to certain of these documents, at our website at www.NTELOS.com. Except for the documents described above, information on our web site is not incorporated by reference into this prospectus.

PROSPECTUS

NTELOS Holdings Corp.

$300,000,000

Common Stock, Preferred Stock, Debt Securities, Warrants and Units

5,680,837 Shares of Common Stock

Offered by Selling Stockholders

June     , 2012

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than the date of this prospectus. We are not making an offer of these securities in any state where the offer is not permitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

An itemized statement of all expenses in connection with the issuance and distribution of the securities to be registered is set forth in the following table. (All amounts shown are estimates except for the Commission registration fee.)

Commission registration fee		$25,614
Printing expenses		*
Legal fees		*
Accounting fees		*
Transfer Agent, Registrar, Trustee and Depository fees		*
Rating agency fees		*
Blue Sky fees and expenses		*
Miscellaneous fees and expenses		*

Total	$	*

*	Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that we anticipate we will incur in connection with the offering of securities under this registration statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers.

The Registrant is incorporated under the laws of the State of Delaware. Section 145 (“Section 145”) of the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (the “DGCL”), provides that a Delaware corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reasons of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer, director, employee or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

Section 102(b)(7) of the DGCL permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the directors’ duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to unlawful payment of dividends and unlawful stock purchase and redemption) or (iv) for any transaction from which the director derived an improper personal benefit.

The Registrant’s certificate of incorporation provides that to the fullest extent permitted by the DGCL and except as otherwise provided in its by-laws, none of the Registrant’s directors shall be liable to it or its stockholders for monetary damages for a breach of fiduciary duty. In addition, the Registrant’s certificate of incorporation provides for indemnification of any person who was or is made or threatened to be made a party to any action, suit or other proceeding, whether criminal, civil, administrative or investigative, because of his or her status as a director, or officer of the Registrant, or service as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise at the request of the Registrant to the fullest extent authorized under the DGCL against all expenses, liabilities and losses reasonably incurred by such person. Further, all of the directors and officers of the Registrant are covered by insurance policies maintained and held in effect by the Registrants against certain liabilities for actions taken in their capacities as such, including liabilities under the Securities Act.

Item 16.	Exhibits

The list of exhibits set forth in the Exhibit Index to this Registration Statement is incorporated herein by reference.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

(8) That, for purposes of determining any liability under the Securities Act of 1933:

(i) The information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(ii) Each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(9) If and when applicable, the undersigned registrant, hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waynesboro, State of Virginia, on this 26th day of June, 2012.

NTELOS HOLDINGS CORP.
(Registrant)

By:	/S/ Stebbins B. Chandor, Jr.
Stebbins B. Chandor, Jr.
Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints James A. Hyde, Stebbins B. Chandor, Jr. and Brian J. O’Neil, and each of them individually, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he might or could in person, hereby ratifying and confirming all that such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ JAMES A. HYDE James A. Hyde	Chief Executive Officer, President and Director (principal executive officer)	June 26, 2012

/S/ STEBBINS B. CHANDOR, JR. Stebbins B. Chandor, Jr.	Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary (principal financial officer and principal accounting officer)	June 26, 2012

/S/ MICHAEL HUBER Michael Huber	Chairman of the Board of Directors	June 26, 2012

/S/ TIMOTHY G. BILTZ Timothy G. Biltz	Director	June 26, 2012

/S/ RODNEY D. DIR Rodney D. Dir	Director	June 26, 2012

/S/ JERRY V. ELLIOT Jerry V. Elliot	Director	June 26, 2012

/S/ STEVEN G. FELSHER Steven G. Felsher	Director	June 26, 2012

/S/ DANIEL J. HENEGHAN Daniel J. Heneghan	Director	June 26, 2012

/S/ ELLEN O’CONNOR VOS Ellen O’Connor Vos	Director	June 26, 2012

EXHIBIT INDEX

Exhibit No.	Description

1.1*	Form of Underwriting Agreement.

2.1	Separation and Distribution Agreement, dated as of October 31, 2011, by and between NTELOS Holdings Corp. and Lumos Networks Corp. (incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed November 4, 2011).

3.1	Amended and Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed May 11, 2011).

3.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on November 4, 2011).

3.3	Amended and Restated By-laws of the Company (incorporated herein by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2005).

4.1	Amended and Restated Shareholders Agreement by and among the Company and the shareholders listed on the signature pages thereto (incorporated by referenced to Exhibit 4.3 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2005).

4.2	Form of Certificate of Common Stock (incorporated herein by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1, as amended (File No. 333-128849)).

4.3*	Certificate of Designation for Preferred Stock.

4.4*	Form of Certificate of Preferred Stock.

4.5*	Form of Warrant Agreement (including Forms of Warrant Certificates).

4.6*	Form of Unit Agreement (including Forms of Unit Certificates).

4.7	Form of Senior Debt Indenture (incorporated herein by reference to Exhibit 4.7 to the Company’s Registration Statement on Form S-3 (File No. 333-170364)).

4.8	Form of Subordinated Debt Indenture (incorporated herein by reference to Exhibit 4.8 to the Company’s Registration Statement on Form S-3 (File No. 333-170364)).

4.9	Form of Senior Note (included in Exhibit 4.7).

4.10	Form of Subordinated Note (included in Exhibit 4.8).

5.1	Opinion of Troutman Sanders LLP as to the legality of the securities being registered (filed herewith).

12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges and Earnings to Combined Fixed Charges and Preferred Stock Dividends (filed herewith).

23.1	Consent of Troutman Sanders LLP (included in the opinion filed as Exhibit 5.1 to this Registration Statement).

23.2	Consent of KPMG LLP (filed herewith).

24.1	Powers of Attorney (included on signature page).

25.1**	Statement of Eligibility of Trustee Under the Senior Debt Indenture.

25.2**	Statement of Eligibility of Trustee Under the Subordinated Debt Indenture.

*	To be filed by amendment or as an exhibit to a current report of the registrant on Form 8-K and incorporated herein by reference.
**	To be filed, when appropriate, pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939 under electric form type 305B2.